  EXHIBIT 99

EMC INSURANCE GROUP INC. ANNOUNCES
A PRESENTATION BY MANAGEMENT AT THE
15TH ANNUAL NYSSA INSURANCE CONFERENCE
AND FOURTH QUARTER 2010 EARNINGS
CALL AND WEBCAST ACCESS INFORMATION

DES MOINES, Iowa (February 3, 2011) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today announced that  Bruce G. Kelley, President and CEO and Mark E. Reese, Senior Vice President and CFO, will be presenting at the 15th Annual New York Society of Security Analysts (NYSSA) Insurance Conference in New York on Tuesday, February 8, 2011. The presentation will occur at 12:20 pm EST at the offices of NYSSA, 1540 Broadway, New York, NY. Interested parties may access the webcast and presentation slides on the Company’s IR website at www.emcins.com/ir on the day of the presentation.

2010 4th Quarter Earnings Call and Webcast  The Company will host an earnings call at 11:00 a.m. eastern standard time, February 24, 2011, to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s fourth quarter and calendar year 2010 results, as well as its expectations for 2011.  Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through May 24, 2011. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes (both required for playback) are account no. 286; conference ID no. 366793. A webcast of the teleconference can be accessed from the Company’s investor relations page at www.emcins.com/ir.  The archived webcast will be available until May 24, 2011. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

About EMCI EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.